Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-263910 on Form F-3 of our report dated March 29, 2021 relating to the financial statements of Pi Jersey Holdco 1.5 Limited (predecessor of Paysafe Limited), appearing in the Annual Report on Form 20-F of Paysafe Limited for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom

April 20, 2022